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                                                                    EXHIBIT 21.1

                              LEGATO SYSTEMS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

Legato Systems Pty. Ltd.--Australia

Legato Systems International, Inc.--Barbados

Legato Systems s.a./n.v.--Belgium

Legato Systems (Canada), Inc.--Canada

LGTO S.A.R.L.--France

Legato Systems Deutschland GmbH--Germany

Legato Systems KK--Japan

Legato Systems--Netherlands

Legato Systems Inc.--Poland

Legato Systems AB--Sweden

Legato Systems Schweiz GmbH--Switzerland

Legato Systems UK Ltd.--United Kingdom